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[LICHTER, WEIL & ASSOCIATES LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS



To the Stockholders and Directors of
eSat, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our restated report dated March 29, 2000 relating to the financial statements of eSat, Inc., for the years ended December 31, 1998 and 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ LICHTER, WEIL & ASSOCIATES
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Los Angeles, California
February 9, 2001